UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2010

SUBAYE, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-62236	35-2089848
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9/F., Beijing Business World
56 East Xinglong Street
Chongwen District
Beijing, China 100062
 (Address of principal executive offices) (Zip Code)

(86) 10-67026968
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets

On May 3, 2010, Subaye, Inc. (the “Company”) announced that it is discontinuing its trade services and movie entertainment businesses in order to focus on further developing its online video advertising business.  The Company has sold its trade services business and certain assets of its entertainment business for a total of $7 million in cash proceeds.  Pro forma financial information showing the effects of the transactions are presented in Item 9.01 of this Current Report on Form 8-K.

On April 29, 2010, the Company entered into a purchase and sale agreement (the “Agreement”) with Superb Quality Limited (“Superb”), pursuant to which the Company sold 100% of the ownership interest in Panyu M&M Co. Ltd., the Company’s wholly-owned subsidiary (“Panyu”), to Superb in exchange for $600,000 in cash.  Panyu is the Company’s trade services business and holds the necessary licenses to conduct international and domestic trading and provide logistics services to customers.  To the Company’s knowledge, there is no relationship between Superb and the Company or any of its affiliates, directors, officers or associates of any director or officer.

Additionally, to date the Company has sold certain of its movie copyrights, which are currently held by 3G Dynasty, Inc., the Company’s wholly-owned subsidiary (“3G”), and plans to sell the remaining assets of 3G from time to time, at the discretion of the Company’s management at commercially reasonable prices.  The operations of 3G will be discontinued.  To the Company’s knowledge, there are no relationships between any of the buyers of the movie copyrights or other 3G assets and the Company or any of its affiliates, directors, officers or associates of any director or officer.

Item 9.01  Financial Statements and Exhibits

(b)                  Pro forma financial information.

SUBAYE, INC. AND SUBSIDIARIES
Pro Forma Consolidated Segment Results of Operations
To Reflect Discontinued Operations
For the Three Months Ended December 31, 2009
(Unaudited)

In US Dollars (Thousands)

Revenues
Online Membership Services	$6,912

Costs of Sales

Online Membership Services	1,427
Segment Operating Profit (1)	5,485
Less: Operating Expenses (1)
Advertising	94
Other Selling, General and Administrative	1,265
Non-controlling Interest (2)	472

Income From Continuing Operations Before Interest and Taxes	$3,654

(1)
Segment operating profit includes a segment’s net revenues reduced by its materials, labor and other product costs along with the segment’s selling, engineering and administrative expenses and non-controlling interest. Unallocated operating expenses, net loss (gain) on sales of businesses and assets, restructuring and other impairment charges, interest income and expense and taxes on income are excluded from the measure.

(2)	Reflects the adoption of the FASB’s guidance on non-controlling interests in consolidated financial statements.

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SUBAYE, INC. AND SUBSIDIARIES
Pro Forma Balance Sheets
To Reflect Discontinued Operations
As of December 31, 2009
(Unaudited)

In US Dollars (Thousands)

Assets
Cash	$169

Accounts Receivable	6,563

Prepaid Advertising	3,307
Deposit for Inventoriable Assets	8,147
Assets Held for Sale	36,164
Property and Equipment	9,322
Total Assets	63,672

Liabilities

Accounts Payable and Accrued Expenses	$1,359
Liabilities Held for Sale	7,519
Total Liabilities	8,878

Shareholders’ Equity
Common Stock	7
Additional Paid in Capital	48,021
Deferred Stock Based Compensation	(6,789)
Accumulated Other Comprehensive Income	(27)
Retained Earnings	13,582
Total Shareholders’ Equity	54,794
Total Liabilities and Shareholders’ Equity	$63,672

SUBAYE, INC. AND SUBSIDIARIES
Pro Forma Consolidated Segment Results of Operations
To Reflect Discontinued Operations
For the Year Ended September 30, 2009
(Unaudited)

In US Dollars (Thousands)

Revenues
Online Membership Services	$26,651

Costs of Sales

Online Membership Services	5,957
Segment Operating Profit (1)	20,694
Less: Operating Expenses (1)
Advertising	9,089
Other Selling, General and Administrative	3,036
Non-controlling Interest (2)	3,042

Income From Continuing Operations Before Interest and Taxes	$5,527

(1)
Segment operating profit includes a segment’s net revenues reduced by its materials, labor and other product costs along with the segment’s selling, engineering and administrative expenses and non-controlling interest. Unallocated operating expenses, net loss (gain) on sales of businesses and assets, restructuring and other impairment charges, interest income and expense and taxes on income are excluded from the measure.

(2)	Reflects the adoption of the FASB’s guidance on non-controlling interests in consolidated financial statements.

SUBAYE, INC. AND SUBSIDIARIES
Pro Forma Balance Sheets
To Reflect Discontinued Operations
As of September 30, 2009
(Unaudited)

In US Dollars (Thousands)

Assets
Cash	$2

Accounts Receivable	8,266

Prepaid Advertising	370
Deposit for Inventoriable Assets	8,152
Assets Held for Sale	29,360
Property and Equipment	10,580
Total Assets	56,730

Liabilities

Accounts Payable and Accrued Expenses	$566
Liabilities Held for Sale	5,275
Total Liabilities	5,841
Minority Interest in Subsidiaries	10,180

Shareholders’ Equity
Common Stock	3
Additional Paid in Capital	32,452
Deferred Stock Based Compensation	(2,908)
Accumulated Other Comprehensive Income	54
Retained Earnings	11,108
Total Shareholders’ Equity	40,709
Total Liabilities and Shareholders’ Equity	$56,730

(d)   Exhibits

Exhibit Number	Exhibit Title or Description

99.1	Press release, dated May 3, 2010.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 5, 2010

SUBAYE, INC.

By:	/s/ Zhiguang Cai
Name:	Zhiguang Cai
Title:	Chief Executive Officer